EXHIBIT 99.1

                   Pacific Capital Bancorp Reports
            Increase in Second Quarter Earnings Per Share


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 22, 2004--Pacific Capital Bancorp (Nasdaq:PCBC):

    Highlights

    --  Earnings per share of $0.36

    --  Net interest income increases 18% over Q2 2003

    --  25% reduction in nonperforming assets from previous quarter

    --  Sustained positive RAL collections

    Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $5.7 billion in assets, today announced financial results for the second quarter ended June 30, 2004.
    Net income for the second quarter was $16.5 million, a 23% increase from $13.4 million in net income reported for the second quarter of 2003. Earnings per share for the second quarter of 2004 were $0.36, a 24% increase from earnings per share of $0.29 reported for the second quarter of 2003.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the second quarter of 2004 were 15.08% and 1.18%, respectively, compared to 13.52% and 1.21%, respectively, for the second quarter of 2003.
    "We are pleased with the strong performance in the second quarter, which resulted from a combination of organic growth and a meaningful contribution from our recent acquisition," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "We saw particular strength in our small business lending, commercial equipment leasing and consumer lending businesses, which helped generate 9.8% annualized loan growth (excluding RALs) during the quarter. In addition, we continue to see significant improvement in our asset quality, which is having a positive impact on our bottom-line results."

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's RAL and RT programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    During the second quarter, total interest income was $71.4 million, compared with $60.4 million in the same quarter of 2003. The increase in total interest income was primarily attributable to increased securities holdings and higher loan balances, which was partially offset by a lower yield on earning assets.
    Total interest expense for the second quarter of 2004 was $16.0 million, compared with $13.5 million for the second quarter of 2003. The increase in total interest expense was primarily attributable to the higher borrowings incurred to support the purchase of securities in connection with the Company's leveraging strategy, as discussed in earnings releases for prior quarters.
    Net interest margin for the second quarter of 2004 was 4.42%, which compares with 4.71% in the second quarter of 2003. Exclusive of RALs in both periods, net interest margin in the second quarter of 2004 was 4.35%, which compares with 4.59% in the second quarter of 2003. This also compares with a net interest margin of 4.63% in the first quarter of 2004, exclusive of RALs. The sequential quarter decline in net interest margin is primarily attributable to an increase in prepayments in the securities portfolio and fixed rate loans renewing at lower rates. In addition, the Company's cost of funds has increased slightly due to an increase in rates paid on certificates of deposit in order to remain competitive.
    Noninterest revenue was $15.4 million, compared with $15.1 million in the second quarter of 2003, and included the following items:
    Service charges on deposit accounts increased during the second quarter of 2004 to $4.1 million, up 6.6% over the second quarter of 2003.
    Fees generated by the Company's Trust & Investment Services Division in second quarter 2004 were $3.7 million, a 6.4% increase from $3.5 million in the second quarter of 2003.
    Income from other service charges, commissions and fees (excluding all RAL and RT-related noninterest revenue) for the quarter ended
June 30, 2004, was $3.3 million, compared with $3.2 million recorded in the same period for the previous year.
    Other income for the second quarter 2004 increased to $1.1 million, up from $615,000 reported at June 30, 2003. The increase is primarily attributable to gains on the sale of SBA loans.
    In response to rising interest rates, the Company has repositioned selected securities by selling them at a loss and purchasing higher yielding securities with the proceeds. As a result, the Company's net gain on securities transactions declined by approximately $1.1 million from the previous year. In the second quarter of 2004, the Company recorded a net loss on securities transactions of approximately $449,000, compared with a net gain of approximately $604,000 in the second quarter of 2003.
    The Company's operating efficiency ratio for the second quarter of 2004 was 60.46%, compared with 61.01% in the same period last year. Excluding the impact of the RAL/RT programs in these periods, the Company's operating efficiency ratio for the second quarter of 2004 was 60.98%, compared with 63.85% in the same period last year and 59.73% in the first quarter of 2004. Increases in salaries and benefits for the quarter reflect the full quarter impact of the addition of payroll resulting from the acquisition of Pacific Crest Capital, Inc.

    Balance Sheet

    Total gross loans were $3.73 billion at June 30, 2004, compared to $3.69 billion at March 31, 2004. Excluding RALs, total gross loans increased at an annualized rate of 9.8% during the quarter. The growth in the loan portfolio in the second quarter 2004 was primarily attributable to 60% annualized growth in the leasing portfolio, a 32% annualized growth in the consumer portfolio, and 30% annualized growth in the nonguaranteed small business portfolio. Total gross loans were up 25% year over year from $3.0 billion reported at June 30, 2003.
    Total deposits were $4.35 billion at June 30, 2004, compared to $4.29 billion at March 31, 2004. Total deposits at March 31, 2004, included $90 million in deposits related to the 2004 RAL/RT programs, compared with $22 million at June 30, 2004. Excluding RAL-related deposits, total deposits increased to $4.33 billion at June 30, 2004, from $3.61 billion at June 30, 2003. Noninterest bearing demand deposits increased to $961 million at June 30, 2004, from $831 million at June 30, 2003. The acquisition of the former Pacific Crest Capital
(PCCI) in March 2004 contributed approximately $282 million to the increase in total deposits and approximately $8.3 million to the increase in noninterest bearing demand deposits from the prior year period. Excluding deposits related to the RAL program and the acquisition of PCCI, total deposits increased 12.2% and noninterest bearing demand deposits increased 14.7% during the 12 months ended June 30, 2004.

    Asset Quality and Capital Ratios

    In the second quarter of 2004, the Company recorded a provision for credit losses for loans other than RALs of $737,000 versus a negative provision of $1.3 million for the same period last year.
    At June 30, 2004, the allowance for credit losses (excluding RALs) was $48.1 million, or 1.29% of total loans, compared to $51.6 million, or 1.42% of total loans, at March 31, 2004. This compares with the industry average of 1.58% of total loans for the Company's peer group. All peer group comparisons are based on data provided as of March 31, 2004.
    Total nonperforming assets, which include nonperforming loans and OREO, were $26.5 million at June 30, 2004, a decline of $8.7 million, or 25%, from the end of the previous quarter. Of this decline, two relationships totaling $3.8 million were charged off and the majority of the remaining $4.9 million was either paid off or migrated to more favorable risk categories.
    Total nonperforming assets at the end of the second quarter of 2004 represented 0.47% of total assets (excluding RALs), a decrease from 0.67% of total assets at the end of the prior quarter. This compares with the Company's peer group average of 0.63% of total assets.
    Total nonperforming loans (excluding RALs) decreased $11.7 million, or 33%, to $23.6 million at June 30, 2004, from $35.3 million at March 31, 2004. Total nonperforming loans (excluding RALs) represented 0.63% of total loans at June 30, 2004, down from 0.97% at March 31, 2004, and 1.81% at June 30, 2003. This compares with the industry average of 0.88% of total loans for the Company's peer group.
    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 204% at June 30, 2004, compared to 146% at March 31, 2004, and to the peer group average of 179%.
    "Through the general improvement in the financial condition of borrowers, as well as the satisfactory resolution of a number of problem credits, we have seen dramatic improvement in our credit quality over the past year," said Thomas. "At June 30, our ratio of nonperforming loans to total loans was approximately one-third the level it was a year earlier, indicating that we have returned to an acceptable level of risk in our portfolio."
    Net charge-offs (excluding RALs) were $4.3 million for the three months ended June 30, 2004, compared with $2.7 million for the three months ended March 31, 2004.
    Annualized net charge-offs to total average loans (both excluding
RALs) were 0.46% for the three months ended June 30, 2004, compared with 0.33% for the three months ended March 31, 2004. This compares with the Company's peer group average of 0.48%.
    During the second quarter of 2004, the Company reassessed estimated RAL credit losses as a result of continued improved collection performance. The Company now believes that there is sufficient experience available on this improved collection performance to provide an estimate of collections to be received in the second half of the year. Based on actual recoveries during the second quarter and continued improved collection performance, no provision expense was required. This compares to provision expense for RALs of $3.9 million for the second quarter of 2003.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    Outlook

    For the full year 2004, Pacific Capital Bancorp expects fully diluted earnings per share to range between $1.88 and $1.95. This guidance reflects a 4-for-3 stock split distributed in June 2004 as well as a tightening of the range.
    Commenting on the outlook for the remainder of 2004, Thomas said:
"We are pleased with the trends we are seeing in our businesses and the opportunities we have to continue driving profitable growth. The small business, leasing and consumer lending segments remain a source of strength, while the pipeline for larger commercial loans is growing, and we are optimistic that this area will pick-up in the second half of the year. In addition, we expect that further increases in interest rates will serve as an additional catalyst for growth and have a positive impact on our net interest income."

    Conference Call and Web Cast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time, to discuss its second quarter 2004 results. To access a live web cast of the conference call, log on at the Shareholder Relations page of the Company's web site at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 45 branches under the brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and Pacific Capital Bank.

    Forward-Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the business in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally; namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.
-0-
*T
PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                               For the Three-Month  For the Six-Month
                                  Periods Ended      Periods Ended
                                     June 30,           June 30,
                                  2004     2003      2004      2003
Interest income from:
  Loans                          $56,841  $50,295  $143,465  $129,617
  Securities                      14,485    9,735    28,145    19,211
  Federal funds sold and
    resell agreements                103      402       584       852
  Commercial paper                     -        -         -         -
      Total interest income       71,429   60,432   172,194   149,680
Interest expense on:
  Deposits                         9,898    9,382    18,886    19,286
  Federal funds purchased and
   repurchase agreements             223       71       757       542
  Other borrowed funds             5,875    4,029    11,250     7,884
      Total interest expense      15,996   13,482    30,893    27,712
Net interest income               55,433   46,950   141,301   121,968
Provision for credit losses --
 RALs                                  -    3,934     8,954    11,143
Provision for credit losses --
 non-RAL                             737   (1,299)     (633)    3,109
  Net interest income after
   provision for credit losses    54,696   44,315   132,980   107,716
Noninterest revenue:
  Service charges on deposits      4,099    3,847     8,135     7,570
  Trust fees                       3,733    3,509     7,787     7,023
  Refund transfer fees             3,097    3,075    20,812    19,535
  Other service charges,
   commissions and fees, net       3,847    3,487     9,671     8,927
  Net gain on sale of RALs             -        -     2,945     8,031
  Net gain on securities
   transactions                     (449)     604      (516)      664
  Other income                     1,053      615     3,167     2,239
    Total noninterest revenue     15,380   15,137    52,001    53,989
Operating expense:
  Salaries and benefits           24,119   19,395    49,249    42,937
  Net occupancy expense            3,853    3,593     7,405     7,097
  Equipment expense                2,241    2,601     4,310     4,767
  Other expense                   13,830   12,910    30,195    28,145
       Total operating expense
                                  44,043   38,499    91,159    82,946
Income before income taxes        26,033   20,953    93,822    78,759
Income taxes                       9,486    7,554    34,684    28,942
    Net income                   $16,547  $13,399  $ 59,138  $ 49,817

Earnings per share - basic       $  0.36  $  0.29  $   1.30  $   1.08
Earnings per share - diluted     $  0.36  $  0.29  $   1.29  $   1.08

Average shares for basic
 earnings per share               45,465   45,821    45,419    45,917
Average shares for diluted
 earning per share                45,774   46,289    45,747    46,338
Taxable equivalent adjustment    $ 1,590  $ 1,622  $  3,198  $  3,279

Net interest margin (tax-
 equivalent)                        4.42%    4.71%     5.59%     5.91%

Operating efficiency ratio (tax-   60.46%   61.01%    46.27%    46.45%
 equivalent)

Return on average equity           15.08%   13.52%    28.06%    25.96%
Return on average assets            1.18%    1.21%     2.13%     2.19%

Charge-offs -- RAL               $ 2,241  $ 4,570  $ 12,511  $ 13,712
Charge-offs -- non-RAL             5,618    4,551    10,671    10,476
Charge-offs -- total             $ 7,859  $ 9,121  $ 23,182  $ 24,188

Recoveries -- RAL                $   891  $   547  $  3,845  $  2,569
Recoveries -- non-RAL              1,361    1,978     3,696     3,577
Recoveries -- total              $ 2,252  $ 2,525  $  7,541  $  6,146

Net charge-offs -- RAL           $ 1,350  $ 4,023  $  8,666  $ 11,143
Net charge-offs -- non-RAL         4,257    2,573     6,975     6,899
Net charge-offs -- total         $ 5,607  $ 6,596  $ 15,641  $ 18,042

Annualized net charge-offs to
 average loans - incl RAL           0.61%    0.88%     0.85%     1.13%
Annualized net charge-offs to
 average loans - non-RAL            0.46%    0.35%     0.40%     0.47%



EOP Balance Sheet
(in thousands)                        As of       As of       As of
                                     6/30/04    12/31/03     6/30/03
ASSETS:
Earning Assets:
Federal funds sold & repos         $   12,000  $   33,010  $   45,700
   Total money market investments      12,000      33,010      45,700
 Taxable securities(a)              1,305,885   1,126,117   1,006,229
 Tax-exempt securities(a)             185,968     191,845     173,633
  Total securities(a)               1,491,853   1,317,962   1,179,862
 Commercial loans                     730,210     681,722     646,281
 Consumer loans (inc. home equity)    456,339     434,708     398,405
 Tax refund loans                       2,989           -           -
 Leasing                              191,126     149,641     139,140
 Commercial real estate loans       1,500,568   1,103,957   1,096,099
 Residential real estate loans        844,528     809,032     715,443
 Other Loans                            8,618       1,819       2,508
    Total loans                     3,734,378   3,180,879   2,997,876
       Total earning assets         5,238,231   4,531,851   4,223,438
Nonearning assets (inc. credit
 loss allow)                          446,098     327,779     315,025
         TOTAL                     $5,684,329  $4,859,630  $4,538,463

(a) Includes SFAS 115 adjustment for investment securities


LIABILITIES & SHAREHOLDERS' EQUITY:
(in thousands)                        As of       As of       As of
Interest-bearing deposits:           6/30/04    12/31/03     6/30/03
 Savings and interest bearing
  transaction accounts             $1,917,132  $1,633,177  $1,578,280
Time certificates of deposit        1,454,042   1,297,434   1,202,555
Total interest bearing deposits     3,371,174   2,930,611   2,780,835
Repos & FF purchased                  121,338      58,339      22,463
Other borrowings                      730,907     499,548     418,011
  Total interest bearing
   liabilities                      4,223,419   3,488,498   3,221,309
Demand deposits                       981,491     924,106     847,596
Other liabilities                      45,790      47,978      61,619
Total liabilities                   5,250,700   4,460,582   4,130,524
Shareholders' equity                  433,629     399,048     407,939
         TOTAL                     $5,684,329  $4,859,630  $4,538,463


Actual shares outstanding
 at end of period                      45,546      45,284      45,785

Book value per share               $     9.52  $     8.81  $     8.91
Tangible book value per share            7.09        8.08        8.17

Nonperforming assets:
  Loans past due 90 days or
     more and still accruing       $    2,310  $      763  $    3,931
  Nonaccrual loans                     21,299      42,412      50,438
  Total nonperforming loans            23,609      43,175      54,369
  Other real estate owned and
   other foreclosed assets              2,910           -           -
Total nonperforming assets         $   26,519  $   43,175  $   54,369
Nonperforming loans as a
 percentage of total loans
 (excl RAL)                              0.63%       1.36%       1.81%

Nonperforming assets as a
 percentage of total assets
 (excl RAL)                              0.47%       0.89%       1.22%

Allowance for non-RAL credit losses as
 a percentage of nonperforming loans      204%        115%         92%

Allowance for non-RAL credit losses as
 a percentage of total loans             1.29%       1.56%       1.67%


Average balances for the
 last five quarters:
 (in thousands)                                    Average    Average
                                                      2Q04       1Q04

ASSETS:
Earning Assets:
 Commercial paper                                       $-         $-
 Federal funds sold & repos                         37,312    176,849
   Total money market investments
                                                    37,312    176,849
 Taxable securities(a)                           1,262,649  1,125,172
 Tax-exempt securities(a)                          183,620    185,822
  Total securities(a)                            1,446,269  1,310,994
 Commercial loans                                  733,655    697,951
 Consumer loans (inc. home equity)
                                                   438,631    428,051
 Tax refund loans                                   25,312    384,967
 Leasing                                           175,668    155,298
 Commercial real estate loans
                                                 1,492,719  1,222,333
 Residential real estate loans
                                                   831,658    816,939
 Other Loans                                        11,335      4,456
  Total loans                                    3,708,978  3,709,995
   Total earning assets                          5,192,559  5,197,838
Nonearning assets (inc. credit loss allow)
                                                   399,239    317,730
       TOTAL(a)                                  5,591,798  5,515,568
SFAS 115 Adj on Investment Securities
                                                    32,045     22,213
TOTAL ASSETS                                   $5,623,843$  5,537,781

                                      Average     Average     Average
                                         4Q03        3Q03        2Q03

ASSETS:
Earning Assets:
 Commercial paper                      $4,399          $-          $-
 Federal funds sold & repos            44,393      38,071     129,482
   Total money market investments
                                       48,792      38,071     129,482
 Taxable securities(a)              1,103,982   1,040,604     820,239
 Tax-exempt securities(a)             188,866     179,164     167,413
  Total securities(a)               1,292,848   1,219,768     987,652
 Commercial loans                     672,343     658,828     657,329
 Consumer loans (inc. home equity)
                                      415,399     401,159     395,004
 Tax refund loans                           -           -      25,280
 Leasing                              143,702     138,142     138,954
 Commercial real estate loans
                                    1,091,512   1,093,888   1,095,856
 Residential real estate loans
                                      797,491     737,147     700,333
 Other Loans                            2,548       2,603       2,207
  Total loans                       3,122,995   3,031,767   3,014,963
   Total earning assets             4,464,635   4,289,606   4,132,097
Nonearning assets (inc. credit
 loss allow)                          310,677     312,535     284,589
       TOTAL(a)                     4,775,312   4,602,141   4,416,686
SFAS 115 Adj on Investment
 Securities                            17,140      30,410      25,951
TOTAL ASSETS                       $4,792,452  $4,632,551  $4,442,637

(a) Exclusive of SFAS 115 adj. for investment securities


                                                   Average    Average
                                                      2Q04       1Q04
LIABILITIES & SHAREHOLDERS' EQUITY:
Interest bearing deposits:
 Savings and interest bearing transaction
  accounts                                     $1,900,341  $1,730,866
Time certificates of deposit                    1,420,863   1,393,960
Total interest bearing deposits
                                                3,321,204   3,124,826
Repos & FF purchased                               94,635     200,576
Other borrowings                                  710,382     607,776
  Total interest bearing liabilities
                                                4,126,221   3,933,178
Noninterest demand deposits                       979,903   1,212,054
Other liabilities                                  76,440     (13,816)
Total liabilities                               5,182,564   5,131,416
Shareholders' equity                              441,279     406,365
       TOTAL                                   $5,623,843  $5,537,781

                                      Average     Average     Average
                                         4Q03        3Q03        2Q03
LIABILITIES & SHAREHOLDERS' EQUITY:
Interest bearing deposits:
 Savings and interest bearing
  transaction accounts             $1,657,209  $1,643,539  $1,558,179
Time certificates of deposit        1,275,454   1,202,982   1,222,126
Total interest bearing deposits
                                    2,932,663   2,846,521   2,780,305
Repos & FF purchased                   56,786      41,013      32,821
Other borrowings                      464,923     424,231     325,573
  Total interest bearing
   liabilities                      3,454,372   3,311,765   3,138,699
Noninterest demand deposits           896,961     873,355     832,896
Other liabilities                      53,728      51,805      73,423
Total liabilities                   4,405,061   4,236,925   4,045,018
Shareholders' equity                  387,391     395,626     397,619
       TOTAL                       $4,792,452  $4,632,551  $4,442,637


Net Interest Income
 for the last 5 quarters  Actual    Actual   Actual   Actual   Actual
 (tax equivalent basis)     2Q04      1Q04     4Q03     3Q03     2Q03

Interest Income:
  Commercial loans       $10,433  $  9,672  $ 9,151  $ 8,675  $ 9,399
  Consumer loans (inc.
   home equity)            7,255     7,906    8,121    7,030    7,127
  Tax refund loans         1,494    34,945       19       46    1,844
  Leasing loans            4,097     3,696    3,513    3,422    3,437
  Commercial real estate
   loans                  22,056    18,912   16,825   18,017   17,733
  Residential real
   estate loans           11,594    11,582   11,112   11,041   10,936
  Other Loans                 24        15       18       21       19
     Total loan income    56,953    86,728   48,759   48,252   50,495
  Taxable securities      11,908    11,029   11,061    9,133    7,264
  Tax-exempt securities    4,055     4,134    4,274    4,118    3,893
   Total securities
    income                15,963    15,163   15,335   13,251   11,157
   Total money market
    income                   103       481      107      104      402
    Total interest
     income               73,019   102,372   64,201   61,607   62,054

Interest expense:
  Interest bearing
   deposits:
    Interest bearing
     demand dep            2,902     2,430    2,325    2,434    2,793
    Time deposits          6,996     6,558    6,060    6,056    6,589
      Total interest
       bearing deposits    9,898     8,988    8,385    8,490    9,382
  Repos & Fed funds
   purchased                 223       534      126       75       71
  Other borrowings         5,875     5,375    4,672    4,473    4,029
    Total other interest   6,098     5,909    4,798    4,548    4,100
      Total interest
       expense            15,996    14,897   13,183   13,038   13,482

Tax equivalent net
 interest income          57,023    87,475   51,018   48,569   48,572
Tax equivalent
 adjustment               (1,590)   (1,607)  (1,643)  (1,656)  (1,622)
Reported net interest
 income                  $55,433  $ 85,868  $49,375  $46,913  $46,950


                                    For the 3-Month   For the 6-Month
                                     Periods Ended     Periods Ended
                                        June 30,          June 30,
RAL Income Statement                  2004    2003     2004     2003

Interest income                      $1,478  $1,572  $36,572  $31,647
Interest expense                        233      21      967      772
Net interest income                   1,245   1,551   35,605   30,875
Provision -- RAL                          -   3,934    8,954   11,143
RT fees                               3,097   3,075   20,812   19,535
Gain on sale of loans                     -       -    2,945    8,031
Other service charges,
 commissions and fees, net              576     647    3,492    2,863
Total noninterest income              3,673   3,721   27,249   30,429
Noninterest expense                   2,615   1,575   10,170    9,531
Income before income taxes            2,303    (237)  43,730   40,630
Income taxes                            968    (100)  18,388   17,085
Net income                            1,335    (137)  25,342   23,545


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN
EXCLUSIVE OF RALs

                                            Three Months Ended
                                              June 30, 2004
                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  463,943  $ 25,312  $  438,631
Average loans                         3,708,978    25,312   3,683,666
Average total assets                  5,623,843   204,694   5,419,149
Average earning assets                5,192,559    31,681   5,160,878
Average certificates of deposit       3,321,204     2,000   3,319,204
Average interest bearing liabilities  4,126,221    85,970   4,040,251
Consumer loans interest income            8,749     1,494       7,255
Loan interest income                     56,841     1,494      55,347
Interest income                          71,429     1,478      69,951
Interest expense                         15,996       233      15,763
Net interest income                      55,433     1,245      54,188
Tax equivalent adjustment                 1,590         -       1,590


                                            Three Months Ended
                                              June 30, 2003
                                                            Excluding
(dollars in thousands)             Consolidated     RAL/RT     RAL/RT

Average consumer loans                 $  420,284 $ 25,280 $  395,004
Average loans                           3,014,963   25,281  2,989,682
Average total assets                    4,442,637  113,612  4,329,025
Average earning assets                  4,132,097   25,281  4,106,816
Average certificates of deposit         2,780,305    2,000  2,778,305
Average interest bearing liabilities    3,138,699    2,000  3,136,699
Consumer loans interest income              8,971    1,572      7,399
Loan interest income                       50,295    1,572     48,723
Interest income                            60,432    1,572     58,860
Interest expense                           13,482       21     13,461
Net interest income                        46,950    1,551     45,399
Tax equivalent adjustment                   1,622        -      1,622


                                            Six Months Ended
                                              June 30, 2004
                                                            Excluding
(dollars in thousands)               Consolidated   RAL/RT     RAL/RT

Average consumer loans                 $  638,481 $205,139 $  433,342
Average loans                           3,709,486  205,139  3,504,347
Average total assets                    5,578,109  659,877  4,918,232
Average earning assets                  5,195,198  352,297  4,842,901
Average certificates of deposit         3,223,014   22,093  3,200,921
Average interest bearing liabilities    4,029,697  449,699  3,579,998
Consumer loans interest income             51,600   36,439     15,161
Loan interest income                      143,465   36,439    107,026
Interest income                           172,194   36,572    135,622
Interest expense                           30,893      967     29,926
Net interest income                       141,301   35,605    105,696
Tax equivalent adjustment                   3,198        -      3,198


                                            Six Months Ended
                                              June 30, 2003
                                                            Excluding
(dollars in thousands)               Consolidated   RAL/RT     RAL/RT

Average consumer loans                 $  639,688 $245,337 $  394,351
Average loans                           3,226,502  245,337  2,981,165
Average total assets                    4,586,140  229,145  4,356,995
Average earning assets                  4,275,838  245,337  4,030,501
Average certificates of deposit         2,772,160   21,366  2,750,794
Average interest bearing liabilities    3,150,321   21,366  3,128,955
Consumer loans interest income             46,533   31,647     14,886
Loan interest income                      129,617   31,647     97,970
Interest income                           149,680   31,647    118,033
Interest expense                           27,712      772     26,940
Net interest income                       121,968   30,875     91,093
Tax equivalent adjustment                   3,279        -      3,279


                                            Three Months Ended
                                              March 31, 2004
                                                            Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  813,018  $384,967  $  428,051
Average loans                         3,709,995   384,967   3,325,028
Average total assets                  5,537,781   695,449   4,842,332
Average earning assets                5,197,838   583,639   4,614,199
Average certificates of deposit       3,124,826    42,187   3,082,639
Average interest bearing liabilities  3,933,178   393,820   3,539,358
Consumer loans interest income           42,851    34,945       7,906
Loan interest income                     86,624    34,945      51,679
Interest income                         100,765    35,094      65,671
Interest expense                         14,897       735      14,162
Net interest income                      85,868    34,359      51,509
Tax equivalent adjustment                 1,607         -       1,607


RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                           Three Months Ended
                                              June 30, 2004
                                                             Excluding
(dollars in thousands)                  Consolidated  RAL/RT   RAL/RT

Other service charges, commissions
 and fees                                    $ 3,847  $  576  $ 3,271
Noninterest revenue                           15,380   3,673   11,707
Operating expense                             44,043   2,615   41,428
Provision for credit losses                      737       -      737
Provision for income tax                       9,486     968    8,518
Net income                                    16,547   1,335   15,212


                                            Three Months Ended
                                              June 30, 2003
                                                             Excluding
(dollars in thousands)                   Consolidated  RAL/RT  RAL/RT

Other service charges, commissions
 and fees                                     $ 3,868  $  647 $ 3,221
Noninterest revenue                            15,577   3,721  11,856
Operating expense                              38,939   1,575  37,364
Provision for credit losses                     2,635   3,934  (1,299)
Provision for income tax                        7,554    (100)  7,654
Net income                                     13,399    (137) 13,536


                                            Six Months Ended
                                              June 30, 2004
                                                             Excluding
(dollars in thousands)                 Consolidated    RAL/RT  RAL/RT

Other service charges, commissions
 and fees                                   $ 9,671   $ 3,492 $ 6,179
Noninterest revenue                          52,001    27,249  24,752
Operating expense                            91,159    10,170  80,989
Provision for credit losses                   8,321     8,954    (633)
Provision for income tax                     34,684    18,388  16,296
Net income                                   59,138    25,342  33,796


                                            Six Months Ended
                                              June 30, 2003
                                                             Excluding
(dollars in thousands)                 Consolidated    RAL/RT  RAL/RT

Other service charges, commissions
 and fees                                   $ 8,805   $ 2,863 $ 5,942
Noninterest revenue                          54,429    30,429  24,000
Operating expense                            83,386     9,531  73,855
Provision for credit losses                  14,252    11,143   3,109
Provision for income tax                     28,942    17,085  11,857
Net income                                   49,817    23,545  26,272


RATIOS INCLUDING AND EXCLUDING RAL/RT

                            Three Months Ended      Three Months Ended
                               June 30, 2004           June 30, 2003

                                     Excluding               Excluding
                        Consolidated      RALs  Consolidated      RALs

Return on average assets       1.18%     1.13%         1.21%     1.25%
Return on average equity      15.08%    13.87%        13.52%    13.65%
Operating efficiency          60.46%    60.98%        61.01%    63.85%
Net interest margin            4.42%     4.35%         4.71%     4.59%


                               Six Months Ended       Six Months Ended
                                June 30, 2004          June 30, 2003

                                      Excluding              Excluding
                        Consolidated       RALs Consolidated      RALs

Return on average assets       2.13%      1.38%        2.19%     1.22%
Return on average equity      28.06%     16.04%       25.96%    13.69%
Operating efficiency          46.27%     60.37%       46.45%    62.60%
Net interest margin            5.59%      4.52%        5.91%     4.72%


                                               Three Months Ended
                                                 March 31, 2004

                                                             Excluding
                                     Consolidated                 RALs

Return on average assets                    3.09%                1.54%
Return on average equity                   42.15%               18.39%
Operating efficiency                       37.95%               59.73%
Net interest margin                         6.77%                4.63%


                                              June 30, 2004
End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated     RAL/RT      RAL/RT

Total loans                          $3,734,378   $  2,989  $3,731,389
Noninterest bearing deposits            981,491     19,997     961,494
Total deposits                        4,352,665     21,997   4,330,668


                                              March 31, 2004
End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated     RAL/RT      RAL/RT

Total loans                          $3,694,167   $ 52,106  $3,642,061
Noninterest bearing deposits          1,003,555     88,153     915,402
Total deposits                        4,291,495     90,153   4,201,342


                                              June 30, 2003
End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated     RAL/RT      RAL/RT

Total loans                          $2,997,876   $      -  $2,997,876
Noninterest bearing deposits            847,596     16,554     831,042
Total deposits                        3,628,431     18,554   3,609,877
*T


    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com